Exhibit 4.49

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”), dated December 9, 2020, is entered into by and between:

1.           Ting Li:

Identity Card Number: ***

2.           Lin Song:

Identity Card Number: ***

3.           Di Fu: (together with Ting Li and Lin Song, collectively as the“Limited Partners”):

Identity Card Number: ***

4.           Guangzhou Xuancheng Internet Technology Co., Ltd. (the “General Partner”, together with the Limited Partners, collectively as “Existing Partners”)

Registered address: Room 3201, No. 79 Wanbo Er Road, Nancun Town, Panyu District, Guangzhou

Legal representative: Ting Li

5.           Guangzhou Yueyi Internet Technology L.P. (the “Partnership”)

Registered address: Room 3202, No. 79 Wanbo Er Road, Nancun Town, Panyu District, Guangzhou

Executive Partner: Guangzhou Xuancheng Internet Technology Co., Ltd.

6.           Guangzhou Huanju Shidai Information Technology Co., Ltd. (“WFOE”)

Registered address: 23/F, Building B-1, North Block of Wanda Plaza, No. 79 Wanbo Er Road, Nancun Town, Panyu District, Guangzhou

Legal representative: Ting Li

The parties above shall be hereinafter individually referred to as a “Party”; collectively, the “Parties”.

PREAMBLE

1.     The Existing Partners are the registered partners of the Partnership and holds all the interests of the Partnership. As of the date hereof, the capital commitment and percentage of the capital commitment to the Partnership is shown as Exhibit A.

2.     The Existing Partners intend to transfer all of their interests in the Partnership to the WFOE and/or its designated entities and/or individuals without violating the PRC Laws, and the WFOE intends to accept such transfer by itself or other entities and/or individuals appointed by it.

3.     The Partnership intends to transfer all of the assets held by it to the WFOE and/or its designated entities and/or individuals without violating the PRC Laws, and the WFOE intends to accept such transfer by itself or other entities and/or individuals appointed by it.

4.     The Partnership and the Existing Partners intend to reduce the capital commitment of the Partnership (including withdrawal from the Partnership), and the partners intend to accept the capital commitment by the WFOE and/or its designated entities and/or individuals without violating the PRC Laws, and the WFOE intends to subscribe such capital by itself or other entities and/or individuals appointed by it.

5.     In order to fulfill the above-mentioned Partnership interests transfer or asset transfer, the Existing Partners and the Partnership agree to separately and exclusively grant irrevocable Partnership Interests Purchase Option (as defined below) and Assets Purchase Option (as defined below) to the WFOE. According to such Partnership Interests Purchase Option and Assets Purchase Option, subject to the PRC Laws, the Existing Partners or the Partnership shall, in accordance with the requirements of the WFOE, transfer the Option Partnership Interests or Partnership Assets (as defined below) to the WFOE and/or any other entity and/or individual designated by the WFOE in accordance with the provisions of this Agreement; in order to fulfill the above-mentioned capital commitment reduction of the Partnership and the capital subscription of the Partnership by the WFOE, the Existing Partners and the Partnership agree to grant an irrevocable Capital Subscription Option to the WFOE. According to such Capital Subscription Option, subject to the PRC Laws, the Partnership shall, in accordance with the requirements of the WFOE, reduce the capital commitment of the Partnership, and the Subscription Capital (as defined below) shall be subscribed by the WFOE and/or any other entity and/or individual designated by the WFOE in accordance with the provisions of this Agreement.

6.     The Partnership agrees the Existing Partners to grant the WFOE the Partnership Interests Purchase Option (as defined below) pursuant to the terms and conditions of this Agreement.

7.     The Existing Partners agrees the Partnership to grant the WFOE the Assets Purchase Option (as defined below) pursuant to the terms and conditions of this Agreement.

8.     The Partnership and the Existing Partners agree to grant the WFOE the Capital Subscription Option (as defined below) pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, the Parties agree as follows through negotiations:

1.     DEFINITIONS

1.1          Definitions. Unless otherwise provided, in this Agreement:

PRC Laws means the then effective laws, administrative regulations, local regulations, judicial interpretation and other binding regulatory documents of the People’s Republic of China.

Partnership Interests Purchase Option means the option to purchase the interests of the Partnership granted by the Existing Partners to the WFOE pursuant to the terms and conditions of this Agreement.

Assets Purchase Option means the option to purchase the assets of the Partnership granted by the Partnership to the WFOE pursuant to the terms and conditions of this Agreement.

Capital Subscription Option means the option to request the partners reduce its capital commitment to the Partnership (the amount shall be part of or all of the Option Partnership Interests (as defined below)), and to subscribe Subscription Capital of the Partnership and join the Partnership by the WFOE or other entities and/or individuals appointed by it .

Option Partnership Interests means all the interests of the Partnership Capital Commitment (as defined below) held by the Existing Partners, namely the shares of 100% of the Partnership Capital Commitment.

Partnership Capital Commitment means as the date hereof, the capital commitment of the Partnership at the amount of RMB1,000,000, also include the increased capital commitment by any form of capital increase during the term of this Agreement.

Transfer Partnership Interests means when the WFOE exercises its Partnership Interests Purchase Option, it is entitled to require the Existing Partners to transfer the interests of the Partnership to it and/or its designated entity and/or individual in accordance with the provisions of Section 3 of this Agreement. The number of which may be all or part of the Option Partnership Interests, and the specific number shall be freely determined by the WFOE in accordance with the PRC laws and its own commercial considerations.

Transfer Assets means when the WFOE exercises its Assets Purchase Option, it is entitled to require the Partnership to transfer the assets of the Partnership to it and/or its designated entity and/or individual in accordance with the provisions of Section 3 of this Agreement. It may be all or part of the Partnership Assets, and shall be freely determined by the WFOE in accordance with the PRC laws and its own commercial considerations.

Subscription Capital means when the WFOE exercises its Capital Subscription Option  before or after the reduction of capital commitment of the Partnership, the WFOE and/or its designated entity and/or individual is entitled to subscribe the capital of the Partnership in accordance with the provisions of Section 3 of this Agreement. The specific number of which shall be freely determined by the WFOE in accordance with the PRC laws and its own commercial considerations.

Exercise means the WFOE exercises its Partnership Interests Purchase Option, Assets Purchase Option and Capital Subscription Option .

Transfer Price means in each Exercise, all the considerations that need to be paid by the WFOE and/or its designated entity and/or individual to the Existing Partners or the Partnership in order to obtain the Transfer Partnership Interests or Transfer Assets.

Returned Interests means in each Exercise, all the considerations that the Partnership needs to pay to the Existing Partners in respect of the reduction of Partnership Capital Commitment.

Subscription Price means in each Exercise, all the considerations that need to be paid by the WFOE and/or its designated entity and/or individual to the Partnership for subscription of the Subscription Capital.

Business License means any approvals, permits, filings and registrations that the Partnership must hold in order to operate all its businesses legally and effectively, including but not limited to “Partnership Business License” and other relevant permits and licenses required by the PRC Laws then.

Partnership Assets means all the tangible and intangible assets the Partnership owned or has the right to dispose, including but not limited to any real estate, moveable properties, and intellectual properties such as trademarks, copyrights, patents, domain names, software use rights.

Material Contracts means the contracts Partnership as a party have material effects on the Partnership's business or assets, including but not limited to the Exclusive Service Agreemen signed by the Partnership and the WFOE simultaneously with this Agreement and other material contracts about the Partnership's business.

Exercise Notice  has the meaning assigned to it in Section 3.9.

Confidential Information has the meaning assigned to it in Section 8.1.

Defaulting Party has the meaning assigned to it in Section 11.1.

Default has the meaning assigned to it in Section 11.1.

Non-defaulting Party has the meaning assigned to it in Section 11.1.

Such Party’s Right has the meaning assigned to it in Section 12.5.

1.2         Any referring to any law or statutory provision under this Agreement shall be deemed to:

(a)    also include referring to any revision, extension, combination and replacement related to such law or provision; and

(b)    also include referring to orders, ordinances, instructions and other subordinate legislation promulgated in accordance with relevant law or provisions.

1.3         All references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement unless explicitly stated otherwise

2.      GRANT OF PARTNERSHIP INTERESTS PURCHASE OPTION, ASSETS PURCHASE OPTION AND CAPITAL SUBSCRIPTION OPTION

2.1         The Existing Partners hereby agree to exclusively grant an irrevocable Partnership Interests Purchase Option to the WFOE without any additional condition. According to such Share Purchase Option, subject to the PRC Laws, the WFOE is entitled to require the Existing Partners transfer the Option Partnership Interests to the WFOE and/or any other entity and/or individual designated by the WFOE at any time (including but not limited to when the WFOE, after its independent judgment, believes that the Existing Partners are at risk of transferring all or part of the Option Partnership Interests they hold to any third party in accordance with the requirements of the PRC Laws, other than to the WFOE and/or its designated entity and/or individual) in accordance with the provisions of this Agreement. The WFOE agrees to accept such Partnership Interests Purchase Option.

2.2         The Partnership hereby agrees the Existing Partners grant such Partnership Interests Purchase Option to the WFOE in accordance with the Section 2.1 above and other provisions of this Agreement.

2.3         The Partnership hereby agrees to exclusively grant an irrevocable Assets Purchase Option to the WFOE without any additional condition. According to such Assets Purchase Option, subject to the PRC Laws, the WFOE is entitled to require the Partnership transfer all of or part of the Partnership Assets to the WFOE and/or any other entity and/or individual designated by the WFOE at any time (including but not limited to when the WFOE, after its independent judgment, believes that the Existing Partners are at risk of transferring all or part of the Option Partnership Interests they hold to any third party in accordance with the requirements of the PRC Laws, other than to the WFOE and/or its designated entity and/or individual) in accordance with the provisions of this Agreement. The WFOE agrees to accept such Assets Purchase Option.

2.4         The Existing Partners hereby agree the Partnership grant such Assets Purchase Option to the WFOE in accordance with the Section 2.3 above and other provisions of this Agreement.

2.5         The Existing Partners and the Partnership hereby severally and jointly agree, to exclusively grant an irrevocable Capital Subscription Option to the WFOE without any additional condition. According to such Share Subscription Option, subject to the PRC Laws, the WFOE is entitled to require the partners reduce its capital commitment to the Partnership at any time (including but not limited to when the WFOE, after its independent judgment, believes that the Existing Partners are at risk of transferring all or part of the Option Partnership Interests they hold to any third party in accordance with the requirements of the PRC Laws, other than to the WFOE and/or its designated entity and/or individual) , and the WFOE and/or any other entity and/or individual designated by the WFOE is entitled to subscribe the Subscription Capital and join the Partnership in accordance with the provisions of this Agreement. The WFOE agrees to accept such Capital Subscription Option.

3.      Exercise Methods

3.1         Subject to the terms and conditions of this Agreement, as permitted by the PRC Laws, the WFOE has absolute discretion to determine the specific time, method and frequency of Exercise.

3.2         Subject to the terms and conditions of this Agreement, the WFOE has the right to request the purchase of all or part of the Partnership’s interests from the Existing Partners by itself and/or through other entities and/or individuals designated by the WFOE at any time without violating the PRC laws then effective.

3.3         Subject to the terms and conditions of this Agreement, the WFOE has the right to request the purchase of all or part of the Partnership’s assets from the Partnership by itself and/or through other entities and/or individuals designated by the WFOE at any time without violating the PRC laws then effective.

3.4         Subject to the terms and conditions of this Agreement, the WFOE has the right to request the partners reduce their capital commitment of the Partnership, and to subscribe the Subscription Capital and join the Partnership by itself and/or through other entities and/or individuals designated by the WFOE at any time without violating the PRC laws then effective.

3.5        As for the Partnership Interests Purchase Option , at each Exercise, the WFOE has the right to decide the number of partnership interests that the Existing Partners should transfer to the WFOE and/or through other entities and/or individuals designated by the WFOE during such Exercise, and the Existing Partners shall respectively transfer the Transfer Partnership Interests to the WFOE and/or through other entities and/or individuals designated by the WFOE according to the number required by the WFOE. The WFOE and/or through other entities and/or individuals designated by the WFOE shall pay the Transfer Price to the Existing Partners who have transferred the Transfer Partnership Interests in respect of the Transfer Partnership Interests purchased in each Exercise.

3.6         As for the Assets Purchase Option, at each Exercise, the WFOE has the right to decide the specific Partnership Assets that the Partnership should transfer to the WFOE and/or through other entities and/or individuals designated by the WFOE during such Exercise, and the Partnership shall transfer the Transfer Assets to the WFOE and/or through other entities and/or individuals designated by the WFOE according to the number required by the WFOE. The WFOE and/or through other entities and/or individuals designated by the WFOE shall pay the Transfer Price to the Partnership in respect of the Transfer Assets purchased in each Exercise.

3.7         As for the Capital Subscription Option , at each Exercise, the Partnership shall confirm the amount of capital commitment which shall be reduced in such Exercise pursuant to the request of the WFOE, the WFOE has the right to decide the Existing Partners reduce their capital commitment to the Partnership, and the Partnership and the Existing Partners shall reduce capital commitment of the Partnership pursuant to the request of the WFOE; concurrently, the WFOE has the right to decide the number of the Subscription Capital to be subscribed by the WFOE and/or through other entities and/or individuals designated by the WFOE, and the Partnership shall accept the subscription of the Subscription Capital from the WFOE and/or through other entities and/or individuals designated by the WFOE according to the request of the WFOE. The Partnership shall pay the Returned Interests to the Partnership in respect of the capital commitment reduced in respect of the capital reduction in each Exercise. The WFOE and/or through other entities and/or individuals designated by the WFOE shall pay the Subscription Price to the Partnership in respect of the Subscription Capital subscribed in each Exercise.

3.8        At each Exercise, the WFOE could purchase the Transfer Partnership Interests, Transfer Assets or subscribe the Subscription Capital by itself, and could designate any third party to purchase all or part of the Transfer Partnership Interests, Transfer Assets or subscribe all or part of the Subscription Capital.

3.9        At each time the WFOE decide the Exercise, it shall delivery to the Existing Partners and/or the Partnership a Partnership Interests Purchase Option exercise notice, Assets Purchase Option exercise notice or Capital Subscription Option exercise notice (the “Exercise Notice”, in the form respectively set forth in Exhibit B, Exhibit C and Exhibit D). Upon receipt of the Exercise Notice, the Existing Partners or the Partnership shall immediately transfer the Transfer Partnership Interests or Transfer Assets to the WFOE and/or through other entities and/or individuals designated by the WFOE in one time in accordance with the method described in Section 3.5 or 3.6 of this Agreement, or shall reduce the capital commitment of the Partnership in the manner described in Section 3.7, and the Subscription Capital shall be subscribed by the WFOE and/or through other entities and/or individuals designated by the WFOE.

4.      TRANSFER PRICE, RETURNED CAPITAL AND SUBSCRIPTION PRICE

4.1         As for the Partnership Interests Purchase Option , at each Exercise, the total Transfer Price that the WFOE and/or through other entities and/or individuals designated by the WFOE should pay to the Existing Partners shall be the actual paid-in capital contribution corresponding to the relevant Transfer Partnership Interests in the Partnership's registered capital. If the minimum price allowed by the PRC Laws at that time is higher than the aforementioned actual paid-in capital, the minimum price allowed by the PRC Laws shall prevail. Under the premise of complying with the PRC Laws, the Existing Partners shall immediately return and gift it to the WFOE and/or its designated entity after receiving the Transfer Price.

4.2         As for the Assets Purchase Option, at each Exercise, the total Transfer Price that the WFOE and/or through other entities and/or individuals designated by the WFOE should pay to the Existing Partners shall be the net book value of the relevant assets. If the minimum price allowed by the PRC Laws at that time is higher than the aforementioned net book value, the minimum price allowed by the PRC Laws shall prevail. Under the premise of complying with the PRC Laws, the Existing Partners shall immediately return and gift it to the WFOE and/or its designated entity after receiving the Transfer Price.

4.3         As for the Share Subscription Option, at each Exercise, the Partnership shall pay the Returned Interests to the Existing Partners who have reduced their capital commitment to the Partnership. The amount of the Returned Interests shall be the reduced actual paid-up amount of the capital commitment by the partners. If the minimum price allowed by the PRC Laws at that time is higher than the aforementioned Returned Interests , the minimum price allowed by the PRC Laws shall prevail; and the total Subscription Price that WFOE and/or through other entities and/or individuals designated by the WFOE should pay to the Partnership for the subscription of Subscription Capital is the Returned Interests paid to the Existing Partners when the Partnership reduces its capital commitment and the registered capital that the Existing Partners have not paid to the Partnership at the time of capital reduction (if any), unless the WFOE and the Partnership agree otherwise. Under the premise of complying with the PRC

Laws, the Existing Partners shall immediately return and gift it to the WFOE and/or its designated entity after receiving the Returned Interests.

4.4         All taxes and fees arising from the Exercise of the Partnership Interests Purchase Option , Assets Purchase Option or Capital Subscription Option under this Agreement in accordance with applicable laws, shall be paid by each Party or withheld in accordance with the laws.

5.      REPRESENTATIONS AND WARRANTIES

5.1            The Existing Partners represent and warrant as follows:

(a)          Each Limited Partner is a PRC citizen with full capacity; the General Partner is a limited liability company legally registered and validly existing in accordance with the PRC laws. Each Existing Partners has complete and independent legal status and legal capacity to execute, deliver and perform this Agreement, and can independently act as a party to a litigation.

(b)          The Partnership is a limited partnership legally registered and validly existing in accordance with the PRC Laws; it has complete and independent legal status and legal capacity to execute, deliver and perform this Agreement, and can independently act as a party to a litigation.

(c)          Each Existing Partner has the full internal power and authorization to sign and deliver this Agreement and all other documents that they will sign related to the transactions described in this Agreement, and it has the full power and authorization to complete the transactions described in this Agreement.

(d)          This Agreement constitutes the Existing Partners’ legal, valid and binding obligations, and shall be enforceable against them.

(e)          The Existing Partners are the registered legal owner of the Option Partnership Interests when this Agreement becomes effective. Except for the Partnership Interests Purchase Option , Capital Subscription Option , the pledge contemplated in the Partnership Interests Pledge Agreement by and among the Partnership, the WFOE and the Existing Partners dated [   ], 2020 and the entrustment contemplated in the Partner Voting Rights Proxy Agreement dated [    ], 2020 , there is no liens, pledges, claims and other security rights and third-party rights on the Option Partnership Interests. According to this Agreement, after the Exercise by the WFOE and/or through other entities and/or individuals designated by the WFOE, it can obtain good ownership of the Transfer Partnership Interests without any lien, pledge, claim, other security rights and third-party rights.

(f)          Except for the Assets Purchase Option, there is no liens, pledges, claims and other security rights and third-party rights on the Partnership Assets. According to this Agreement, after the Exercise by the WFOE and/or through other entities and/or individuals designated by the

WFOE, it can obtain good ownership of the Partnership Assets without any lien, pledge, claim, other security rights and third-party rights.

5.2            The Partnership represents and warrants as follows:

(a)          The Partnership is a limited partnership legally registered and validly existing in accordance with the PRC Laws; has complete and independent legal status and legal capacity to execute, deliver and perform this Agreement, and can independently act as a party to a litigation.

(b)          The Partnership has the full internal power and authorization to sign and deliver this Agreement and all other documents that it will sign related to the transactions described in this Agreement, and it has the full power and authorization to complete the transactions described in this Agreement.

(c)          This Agreement is legally and duly executed and delivered by the Partnership. This Agreement constitutes the Partnership’s legal, valid and binding obligations, and shall be enforceable against it.

(d)          Except for the Assets Purchase Option, there is no liens, pledges, claims and other security rights and third-party rights on the Partnership Assets. According to this Agreement, after the Exercise by the WFOE and/or through other entities and/or individuals designated by the WFOE, it can obtain good ownership of the Partnership Assets without any lien, pledge, claim, other security rights and third-party rights.

5.3            The WFOE represents and warrants as follows:

(a)          The WFOE is a limited liability Partnership legally registered and validly existing in accordance with the PRC laws and has independent legal capacity; has complete and independent legal status and legal capacity to execute, deliver and perform this Agreement, and can independently act as a party to a litigation.

(b)          The WFOE has the full internal power and authorization to sign and deliver this Agreement and all other documents that it will sign related to the transactions described in this Agreement, and it has the full power and authorization to complete the transactions described in this Agreement.

(c)          This Agreement is legally and duly executed and delivered by the WFOE. This Agreement constitutes the WFOE’s legal, valid and binding obligations, and shall be enforceable against it.

6.     EXISTING PARTNERS’ COVENANTS

The Existing Partners irrevocably undertake as follows:

6.1            During the term of this Agreement, without prior written consent of the WFOE:

(a)          They shall not transfer or dispose of any Option Partnership Interests in any other way or set any security right or other third party rights on any Option Partnership Interests;

(b)          They shall not increase or decrease the Partnership Capital Commitment, or cause the Partnership to merge with any other entity;

(c)          They shall not dispose of or procure the Partnership’s management to dispose of any material Partnership Assets (except those occur in the ordinary course of business);

(d)          They shall not terminate or procure the Partnership’s management to terminate any material agreement signed by the Partnership, or enter into any other agreement that conflicts with existing material agreements;

(e)          They shall not appoint or remove any Partnership’s executive partner or other Partnership’s managers who should be appointed or removed by the Existing Partners;

(f)           They shall not procure the Partnership to declare or actually distribute any distributable profits or dividends;

(g)          They shall not take any actions (including any omissions) that will affect the effective existence of the Partnership; nor take any actions that may make the Partnership to be terminated, liquidated or dissolved;

(h)          They shall not take any measure to advise, claim or request amendment, revision, termination or change the limited partnership agreement of the Partnership, and shall not procure or agree the General Partner and/or the Partnership reach any affiliated agreement or supplemental agreement with specific partner in respect of the limited partnership agreement of the Partnership; and

(i)           They shall not take any actions (including any omissions) that make the Partnership lend or borrow loans, or provide guarantees or make other forms of guarantees, or undertake any substantial obligations outside of ordinary business activities.

6.2            During the term of this Agreement, they must use their best efforts to develop the Partnership’s business and ensure the Partnership’s operation is in compliance with the laws and regulations. They will not conduct any action or omission that may damage the Partnership’s assets, goodwill or affect the validity of the Partnership’s business licenses.

6.3            During the term of this Agreement, they shall promptly inform the WFOE of any situation that may have a material adverse effect on the Partnership’s existence, business operations, financial conditions, assets or goodwill, and promptly take all measures agreed by the WFOE to eliminate such unfavorable situations or take effective remedial measures.

6.4            Once the WFOE issues the Exercise Notice:

(a)          They shall immediately adopt shareholder decisions and take all other necessary actions to agree the Existing Partners or the Partnership to transfer all Transfer Partnership Interests or Transfer Assets to the WFOE and/or through other entities and/or individuals designated by the WFOE at the Transfer Price, or agree the reduction of the Partnership’s capital, and accept the WFOE and/or through other entities and/or individuals designated by the WFOE to subscribe for the Subscription Capital of the Partnership and join the Partnership (depending on the situation);

(b)          With respect to the Partnership Interests Purchase Option , they shall immediately sign an shares transfer agreement with the WFOE and/or through other entities and/or individuals designated by the WFOE, transfer all the Transfer Partnership Interests to the WFOE and/or through other entities and/or individuals designated by the WFOE at the Transfer Price, and provide the WFOE with the necessary support in accordance with the requirements of the WFOE and the provisions of laws and regulations (including providing and signing all relevant legal documents, and fulfilling all government approvals and registration procedures and assume all relevant obligations) so that the WFOE and/or through other entities and/or individuals designated by the WFOE can obtain all the Transfer Partnership Interests, and there should be no legal flaws in such Transfer Partnership Interests and there should be no security rights, third-party restrictions or any other restrictions on shares;

(c)          With respect to the Capital Subscription Option, the Existing Partners shall immediately issue a resolution in a form and substance to the satisfactory of the WFOE, sign an admission agreement or capital commitment document (depending on situation) with the Partnership in a form and substance to the satisfactory of the WFOE, amend the limited partnership agreement of the Partnership (including the register of partners), assist and cooperate with the Partnership to implement relevant admission (if applicable), withdrawal (if applicable), capital commitment (if applicable) and Partnership Capital Commitment change procedure (if applicable) (including signing all relevant legal documents, and fulfilling all government approvals and registration procedures and assume all relevant obligations) so that the Partnership could complete the capital commitment reduction successfully, and the WFOE and/or through other entities and/or individuals designated by the WFOE could complete the subscription of the Subscription Capital.

6.5            If the Transfer Price received by the Existing Partners for the Transfer Partnership Interests held by them, the Returned Interests received as a result of the Partnership’s capital commitment reduction, and/or the amounts received from distribution of the Partnership’s remaining assets when the Partnership is terminated or liquidated, are higher than the capital contributions to the Partnership by them, or receives any form of profits distribution or dividends from the Partnership, then the Existing Partners agree and confirm that they will not be entitled to the income and profits distribution or dividends from the premium (after deduction of relevant taxes) without violating the PRC Laws, and such portion of the income and profits distribution or dividends should be attributed to the WFOE. The

Existing Partners shall instruct the relevant transferee or the Partnership to pay such portion of the proceeds to the bank account then designated by the WFOE.

6.6            They irrevocably agree to the Partnership's execution and performance of this Agreement, and provide the Partnership with all cooperation in the execution and performance of this Agreement, including but not limited to signing all necessary documents or documents required by the WFOE, and taking all necessary or actions required by the WFOE, and no action or omission will be taken to prevent the WFOE from claiming and realizing its rights under this Agreement.

6.7            Once they know or should be aware that the Option Partnership Interests they hold may be transferred to any third party other than the WFOE and/or through other entities and/or individuals designated by the WFOE due to applicable laws, judgments or awards of courts or arbitration institution, or for any other reason, they should immediately and without hesitation notify the WFOE.

7.      EXISTING PARTNER AND PARTNERSHIP’S COVENANTS

7.1            The Existing Partner hereby further, together with the Partnership, irrevocably, severally and jointly undertake as follows:

(a)          If the execution and performance of this Agreement and the granting of Partnership Interests Purchase Option, Assets Purchase Option or Capital Subscription Option under this Agreement require the consent, permission, waiver, authorization of any third party, or the approval, permission, exemption or approval of any government authorities, or the registration or filing procedures with any government authorities (if required by the Laws), the Partnership will use its best effort to assist in meeting the above conditions.

(b)          Without prior written consent of the WFOE, it shall not assist or allow the Existing Partners transfer or dispose of any Option Partnership Interests in any other way or set any security right or other third party rights on any Option Partnership Interests.

(c)          Without prior written consent of the WFOE, it shall not transfer or dispose of any material Partnership Assets (except those occur in the ordinary course of business) in any other way or set any security right or other third party rights on any Partnership Assets.

(d)          The Partnership shall not carry out or allow any behavior or action that may adversely affect the interests of the WFOE under this Agreement, including but not limited to any behavior and action restricted by Section 6.1.

(e)          Once it knows or should be aware that the Option Partnership Interests hold by the Existing Partners may be transferred to any third party other than the WFOE and/or through other entities and/or individuals designated by the WFOE due to applicable laws, judgments or awards of courts or arbitration institution, or for any other reason, it should immediately and without hesitation notify the WFOE.

7.2          Once the WFOE issues the Exercise Notice:

(a)         The Partnership shall immediately procure the Existing Partners to adopt necessary resolutions and take all other necessary actions to agree the Partnership to transfer all Transfer Assets to the WFOE and/or through other entities and/or individuals designated by the WFOE at the Transfer Price, or agree the reduction of the Partnership’s capital, and accept the WFOE and/or through other entities and/or individuals designated by the WFOE to subscribe for all the Subscription Capital of the Partnership and join the Partnership (depending on the situation);

(b)         With respect to the Assets Purchase Option, the Partnership shall immediately sign an assets transfer agreement with the WFOE and/or through other entities and/or individuals designated by the WFOE, transfer all the Transfer Assets to the WFOE and/or through other entities and/or individuals designated by the WFOE at the Transfer Price, and procure the Existing Partners to provide the WFOE with necessary support in accordance with the requirements of the WFOE and the provisions of laws and regulations (including providing and signing all relevant legal documents, and fulfilling all government approvals and registration procedures and assume all relevant obligations) so that the WFOE and/or through other entities and/or individuals designated by the WFOE can obtain all the Transfer Assets, and there should be no legal flaws in such Transfer Assets and there should be no security rights, third-party restrictions or any other restrictions on Partnership Assets;

(c)          With respect to the Capital Subscription Option, the Partnership shall procure the Existing Partners immediately issue a resolution in a form and substance to the satisfactory of the WFOE, sign an admission agreement or capital commitment document (depending on situation) with the Partnership in a form and substance to the satisfactory of the WFOE, amend the limited partnership agreement of the Partnership (including the register of partners), assist and cooperate with the Partnership to implement relevant admission (if applicable), withdrawal (if applicable), capital commitment (if applicable) and Partnership Capital Commitment change procedure (including signing all relevant legal documents, and fulfilling all government approvals and registration procedures and assume all relevant obligations) so that the Partnership could complete the capital commitment reduction successfully, and the WFOE and/or through other entities and/or individuals designated by the WFOE could complete the subscription of the Subscription Capital and join the Partnership.

8.      CONFIDENTIALITY

8.1            Regardless of whether this Agreement is terminated or not, both parties shall strictly keep confidential the trade secrets, proprietary information, customer information and other confidential information of the other Party obtained during the execution and performance of this Agreement. Without the prior written consent from the disclosing Party, or mandatorily required to be disclosed to third party by relevant laws and regulations or the requirements of the listing place of a Party's related Partnership, the receiving Party should not disclose any confidential information to any third party; unless for the purpose of performance of this Agreement, the receiving Party should not use or indirectly use any confidential information.

8.2            Confidential information shall not include information:

(a) is known to the Receiving Party prior to disclosure by the disclosing Party as demonstrated by documentary evidence;

(b) is or becomes available to the public other than as a result of the receiving Party’s fault; or

(c) information obtained legally by the receiving Party from other sources after receiving confidential information.

8.3            The receiving Party may disclose confidential information to its relevant employees, agents or professionals engaged, provided the receiving Party shall ensure the abovementioned personnel be in compliance with the relevant terms and conditions of this Agreement and be liable for any responsibilities incurred by breach of the relevant terms and conditions of this Agreement by the abovementioned personnel.

8.4            Notwithstanding any other terms of this Agreement, this section shall still be valid and binding upon the termination of this Agreement.

9.      TERM

This Agreement takes effect as of the date of execution. Unless otherwise required by the WFOE, this Agreement will terminate after all the Option Partnership Interests and Partnership Assets are legally transferred to the WFOE and/or through other entities and/or individuals designated by the WFOE in accordance with this Agreement.

10.     NOTICE

10.1        All the notices, request, requirement and other communications pursuant to this Agreement shall be delivered to the relevant Party in written form.

10.2       Abovesaid notices or other notices if given by facsimile transmission or e-mail, shall be deemed effectively given upon successful transmission; if given by person, shall be deemed effectively given upon delivery by person; if given by post, shall be deemed effectively given on the date after two (2) days from posting.

11.     DEFAULT

11.1        Both Parties agree and confirm that, if any Party (“Defaulting Party”) materially violates any of the terms under this Agreement, or fails to perform, incompletely perform or delays the performance of any of the obligations under this Agreement, it shall constitute a breach of this Agreement (“Default”). Any Party of the other non-defaulting Party (“Non-Defaulting Party”) has the right to request Defaulting Party to make amendments or remedies within reasonable period. If the Defaulting Party fails to make amendments or remedies within reasonable period or ten (10) days after the other Party sends a written notice to Party B and requests for amendments, then:

(a)          if the Existing Partners or the Partnership is the Defaulting Party, the WFOE is entitled to terminate this Agreement, and requires the Defaulting Party to compensate all the losses;

(b)          if the WFOE is the Defaulting Party, the Non-Defaulting Party is entitled to require the Defaulting Party to compensate all the losses, however, unless otherwise required by the Laws, it has no right to terminate or cancel this Agreement under any circumstances.

For the purpose of this Section 11.1, the Existing Partners further confirm and agree that their breach of Section 6 of this Agreement will constitute a material violation of this Agreement; the Partnership further confirms and agrees that its breach of Section 7 of this Agreement will constitute its material violation of this Agreement.

11.2        Notwithstanding any other terms of this Agreement, the validity of this Section shall not be affected by the termination of this Agreement.

12.    MISCELLANEOUS PROVISIONS

12.1        This Agreement is executed in the Chinese language. This Agreement may be executed in five (5) counterparts, which the Partnership keeps one (1) counterpart, one (1) counterpart for governmental approval or registration, and the WFOE keeps other three (3) counterparts.

12.2        This Agreement, including the execution, validity, performance, interpretation and dispute resolution of this Agreement, shall be governed by and construed in accordance with the PRC Laws.

12.3        Dispute Resolution

(a)       The Parties shall firstly attempt to resolve any and all disputes arising out of or relating to this Agreement through friendly consultations. If a dispute is not resolved through friendly consultations, then each Party may submit the dispute to Guangzhou Arbitration Commission for arbitration in accordance with then effective arbitration rules of such commission. The arbitration shall be conducted in Guangzhou. The award of the arbitration tribunal shall be final and binding upon the Parties. The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration tribunal.

(b)       When any dispute is under arbitration, except for the matters in dispute, the Parties shall continue to fulfil their respective obligations under this Agreement.

12.4        Any rights, powers and remedies granted to both Parties by any terms of this Agreement shall not exclude any other rights, powers or remedies that the Party is entitled to in accordance with the laws and other terms under this Agreement, and one Party's exercise of its rights, powers and remedies does not preclude such Party from exercising other rights, powers and remedies.

12.5        A Party’s failure to exercise or delay in exercising any of its rights, powers and remedies (“Such Party’s Rights”) under this Agreement or the laws will not result in the waiver of such rights, and any single or partial waiver of Such Party’s Rights will not exclude such Party's exercise of such rights in other manner and the exercise of other Such Party’s Rights.

12.6        The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

12.7        Each provision of this Agreement shall be severable and independent. If any single or multiple provisions hereof become invalid, illegal or unenforceable in any aspect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected in any aspect.

12.8        This Agreement once executed shall supersede all prior agreements both Parties executed before, with respect to the subject matter hereof and thereof. Any amendment and supplements to this Agreement shall be made in writing, and only takes effect after the execution by all Parties hereunder, except for the WFOE’s transfer of its rights under Section 12.9 of this Agreement.

12.9        Without the prior written consent of the WFOE, the other Parties have no right to transfer or assign any of its rights and obligations hereunder to any third party. The other Parties hereby agree that the WFOE may transfer its rights and obligations under this Agreement to a third party, and that the WFOE only needs to send a written notice to the other Parties of such transfer, and there is no need to obtain consent from the other Parties for such transfer.

12.10      This Agreement shall be binding upon the respective successors and assigns. The Existing Partners assure to WFOE that they have made all proper arrangements and signed all necessary documents to ensure that when they dies, loses capacity, bankrupts, liquidates or incurs other situations that may affect the exercise of their shareholders’ rights, their legal transferees, successors, heirs, liquidators, bankruptcy administrators, creditors, and other persons who may obtain the Partnership's shares or related rights shall not affect or hinder the performance of this Agreement. For this purpose, (a) After the date hereof, upon request of the WFOE, each limited partner shall sign as soon as possible, and each Existing Partner and the Partnership will procure the spouse of the limited partner to sign as soon as possible, a marital property agreement in a form and substance to the satisfactory of the WFOE；(b) the Existing Partners and the Partnership should promptly sign all other documents required by the WFOE and take all other actions required by the WFOE (including but not limited to notarization of this Agreement).

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This page is the signature page of the Exclusive Option Agreement of Guangzhou Yueyi Internet Technology L.P.

Existing Partner:

Ting Li
/s/ Ting Li

This page is the signature page of the Exclusive Option Agreement of Guangzhou Yueyi Internet Technology L.P.

Existing Partner:

Lin Song
/s/ Lin Song

This page is the signature page of the Exclusive Option Agreement of Guangzhou Yueyi Internet Technology L.P.

Existing Partner:

Di Fu
/s/ Di Fu

This page is the signature page of the Exclusive Option Agreement of Guangzhou Yueyi Internet Technology L.P.

Existing Partner:

Guangzhou Xuancheng Internet Technology Co., Ltd. (seal)
/seal/ Guangzhou Xuancheng Internet Technology Co., Ltd.
/s/ Ting Li
Name:	Ting Li
Title:	Legal Representative

This page is the signature page of the Exclusive Option Agreement of Guangzhou Yueyi Internet Technology L.P.

Partnership:

Guangzhou Yueyi Internet Technology L.P. (seal)
/seal/ Guangzhou Yueyi Internet Technology L.P.
Executive Partner:
Guangzhou Xuancheng Internet Technology Co., Ltd.
/seal/ Guangzhou Xuancheng Internet Technology Co., Ltd.
/s/ Ting Li

This page is the signature page of the Exclusive Option Agreement of Guangzhou Yueyi Internet Technology Co., Ltd.

WFOE:

Guangzhou Huanju Shidai Information Technology Co., Ltd. (seal)
/seal/ Guangzhou Huanju Shidai Information Technology Co., Ltd.
/s/ Ting Li
Name:	Ting Li
Title:	Legal Representative